UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2008

Compliance Systems Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-131862	20-4292198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Pratt Oval, Glen Cove, New York	11542
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 674-4545

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.

On December 1, 2008, Compliance Systems Corporation, a Nevada corporation (the “Corporation”), entered into a Consulting Agreement (the “Consulting Agreement”) with Summit Trading Limited (“Summit”). Pursuant to the Consulting Agreement, the Corporation retained Summit to provide one or more plans, for coordination in executing the agreed-upon plan, and for using various business services as agreed by both the Corporation and Summit. Under the Consulting Agreement, the plans and services may include the following:

•	consulting with the Corporation’s management concerning marketing surveys,
•	availability to expand investor base,
•	investor support,
•	strategic business planning,
•	broker relations,
•	conducting due diligence meetings,
•	attendance at conventions and trade shows,
•	assistance in the preparation and dissemination of press releases and stockholder communications,
•	review and assistance in updating a business plan,
•	review and advise on the capital structure for the Company,
•	assistance in the development of an acquisition profile and structure,
•	recommending financing alternatives and sources and
•	consulting on corporate finance and/or investment banking issues.

The Consulting Agreement is limited to the United States.

The Consulting Agreement further provides that, in no event, shall Consultant engage in any “regulated services.” The Consulting Agreement defines “regulated services,” among other matters, as being in the business of stock brokerage, providing investment advice or any other activities which require registration under either the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, providing underwriting or banking services, acting as an insurance company, or providing other services which may require regulation under federal or state securities laws.

The Consulting Agreement has a term of two years and the Corporation has the right, but not the obligation, to renew the Consulting Agreement.

The Corporation has agreed to compensate Summit for agreeing to provide its services through the issuance of an aggregate of 26,666,667 shares (each, a “Share”) of the common stock, par value $0.001 per share (the “Common Stock”), of the Corporation. The Corporation has valued each Share at $0.00525, or $140,000 in total. The 26,666,667 Shares are being issued as of the date of the Consulting Agreement with delivery to be made in four equal installments, the first installment being delivered in connection with the execution of the Consulting Agreement and the remaining installments to be delivered 90, 180 and 270 days from the date of the execution of the Consulting Agreement. The Consulting Agreement provides that if a named individual, who is to be personally available to perform Summit’s services under the Consulting Agreement, dies or becomes disabled, the Corporation has the right to terminate the Consulting Agreement. Upon such a termination of the Consulting Agreement, Summit’s right to receive all Shares not previously delivered shall be forfeited.

The Corporation believes the issuance of the 26,666,667 Shares to Summit was exempt from the registration requirements of the Securities Act, by reason of the exemption from registration granted under Section 4(2) of the Securities Act, due to the fact that the issuance of the shares was conducted pursuant to transactions not involving any public offering.

Item 9.01 Financial Statements and Exhibits.

Set forth below is a list of exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Consulting Agreement between Compliance Systems Corporation and Summit Trading Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2008	Compliance Systems Corporation

	By:	/s/ Dean R. Garfinkel
Dean R. Garfinkel, President